TRACK DATA CORPORATION
                                56 PINE STREET
                              NEW YORK, NY 10005


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 7, 1996

TO THE STOCKHOLDERS OF TRACK DATA CORPORATION:

     The Annual Meeting of Stockholders of Track Data Corporation (the "Company") will be held at 56 Pine Street, New York, New York 10005, Second Floor Conference Room, at 11:00 A.M. on Thursday, November 7, 1996, for the following purposes:

(1) To elect eight Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2) To approve the 1996 Stock Option Plan authorizing the Company to issue options to acquire up to 800,000 shares of Common Stock to officers, directors, employees and consultants;

(3) To ratify the selection and appointment by the Company's Board of Directors of Grant Thornton LLP, independent auditors, as auditors for the Company for the year ended December 31, 1996; and

(4) To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement, form of Proxy, the Financial Report to Stockholders of the Company for the year ended December 31, 1995 and for the six months ended June 30, 1996 and 1995 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on October 1, 1996 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 95 Rockwell Place, Brooklyn, New York 11217.

New York, New York                         By Order of the Board of Directors,
October 3, 1996


                                           Martin Kaye
                                           Secretary







     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF
MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND IF PRESENT AT THE MEETING MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.

                            TRACK DATA CORPORATION
                                56 PINE STREET
                           NEW YORK, NEW YORK 10005

                               PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Track Data Corporation (the "Company") of proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at 56 Pine Street, New York, New York 10005, Second Floor Conference Room, at 11:00 A.M. on Thursday, November 7, 1996 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and accompanying Proxy are being mailed on or about October 3, 1996 to all stockholders of record on October 1, 1996 (the "Record Date").

     Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy. Unless contrary instructions are given by stockholders, it is intended to vote the shares represented by such Proxies FOR the election of the eight nominees for director named herein, FOR the 1996 Stock Option Plan and FOR the selection of Grant Thornton LLP as independent auditors. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 12,128,500 votes, or approximately 81.6% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.


                              VOTING SECURITIES

     Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 14,866,872 outstanding shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.



               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of September 15, 1996, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 56 Pine Street, New York, New York 10005.

                                         SHARES OWNED BENEFICIALLY (1)
                                         -----------------------------
NAME                                       NO. OF SHARES  % OF CLASS

Barry Hertz (2)                              12,155,666      81.4%

Morton Mackof (3)                               288,405       1.9%

Stanley Stern (4)                                33,434        *

Alan Schnelwar (5)                               35,666        *

Martin Kaye (6)                                   8,750        *

David Hubbard (7)                                44,312        *

Todd Solomon (8)                                 15,250        *

Jack Spiegelman (9)                               6,000        *

E. Bruce Fredrikson (10)
Syracuse University
School of Management
Syracuse, NY 13244                               21,000        *

All Officers and Directors as a Group
(nine persons)(2)(3)(4)(5)(6)(7)(8)(9)(10)   12,608,483      84.0%
- --------------
* = less than 1%

1. Except as noted otherwise, all shares are owned beneficially and of record. Based on 14,866,272 shares outstanding.

2. Consists of 12,000,000 shares owned by Mr. Hertz, and 89,000 shares which are owned by the Track Data Corporation Employee 401K Savings Plan ("Plan"), of which Mr. Hertz is trustee. Mr. Hertz disclaims beneficial ownership of the shares owned by the Plan. Also includes 66,666 options which are presently exercisable from aggregate grants to purchase 140,000 shares of Common Stock granted to Mr. Hertz under the Company's Stock Option Plans.

3. Consists of 30,000 shares owned of record, 2,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans and 256,405 shares held in the Track Data Phantom Unit Trust (the "TDC Trust") to be released upon his termination of employment, or earlier with approval of the Board of Directors.

4. Consists of 2,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans and 31,434 shares held in the TDC Trust to be released upon his termination of employment, or earlier with approval of the Board of Directors.

5. Consists of 6,000 shares owned of record, 27,166 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans and 2,500 shares exercisable pursuant to warrants.

6. Consists of 500 shares owned of record, 8,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans and 250 shares exercisable pursuant to warrants.

7. Consists of 500 shares owned of record, 1,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans, 250 shares exercisable pursuant to warrants and 42,562 shares held in the TDC Trust to be released upon his termination of employment, or earlier with approval of the Board of Directors.

8. Consists of 1,500 shares owned of record, 13,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans and 750 shares exercisable pursuant to warrants.

9. Consists of 1,000 shares owned by his wife as to which Mr. Spiegelman disclaims beneficial interest and 5,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.

10. Consists of 1,000 shares owned of record and 20,000 shares issuable upon presently exercisable options granted under the Company's Stock Option Plans.


                        ITEM I.  ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy FOR the election of Barry Hertz, Morton Mackof, Stanley Stern, Alan Schnelwar, Martin Kaye, Dr. E. Bruce Fredrikson, Todd Solomon and Jack Spiegelman to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. All of the nominees are presently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.

OFFICERS AND DIRECTORS

     The officers and directors of the Company are as follows:

NAME                          AGE  POSITION
- ----------------------------  ---  ----------------------------
Barry Hertz                    46  Chairman of the Board, Chief
                                     Executive Officer

Morton Mackof                  48  President and Director

Stanley Stern                  46  Executive Vice President and Director

Alan Schnelwar                 57  Senior Vice President and Director

Martin Kaye                    49  Vice President - Finance, Secretary
                                     and Director

David Hubbard                  39  Chief Technology Officer

E. Bruce Fredrikson            58  Director

Todd Solomon                   34  Director

Jack Spiegelman                57  Director

     On March 31, 1996, Track Data Corporation ("Track") merged (the "Merger") into Global Market Information, Inc. ("Global"). Upon consummation of the merger the name Global was changed to Track Data Corporation ("TDC" or the "Company").

     BARRY HERTZ has served as the Company's Chairman and Chief Executive Officer since its inception. In April 1994 he was elected Secretary of the Company and served until August 1994. Mr. Hertz also founded Track in 1981. He was Track's sole owner and its Chief Executive Officer until its merger with Global. He holds a Masters degree in Computer Science from New York University (1973), and a B.S. degree in Mathematics from Brooklyn College
(1971). Mr. Hertz is also Chairman and CEO of Innodata Corporation ("Innodata"), a public company co-founded by Mr. Hertz of which TDC is a principal stockholder and which is engaged in the data entry and conversion business.

     MORTON MACKOF has been a Director of the Company since April 1994 and became its President in March 1996 upon the Merger. He was Executive Vice President of Track since February 1991 and was elected its President in December 1994. From 1986 to 1991, he was President of Medical Leasing of America, Inc. He holds a B.S. degree in electrical engineering from Rensselaer Polytechnic Institute (1970) and did graduate work in computer science. He is also a director of Innodata.

     STANLEY STERN has been a Director of the Company since April 1994 and became its Executive Vice President upon the Merger. Mr. Stern has served as Chief Operating Officer of Track and in predecessor positions, for more than five years. Mr. Stern holds a B.B.A. from Baruch College (1973). He is also a director of Innodata.

     ALAN  SCHNELWAR  has  been  a  Vice  President  of Track in charge of the
Dial/Data service since 1988, and was elected President of the Company in August 1994. He served as President until March 1996 and became its Senior Vice President upon the Merger. He holds a B.S. degree in Civil Engineering from the City University of New York (1967).

     MARTIN  KAYE  has been Vice President-Finance and Director of the Company
since  April  1994.   He was elected Secretary of the Company in August 1994.
Mr. Kaye is a certified public accountant and has served as Chief Financial Officer of Innodata since October 1993 and was appointed as a Director in March 1995. He had been an audit partner with Deloitte & Touche LLP for more than five years until his resignation in 1993. Mr. Kaye holds a B.B.A. in accounting from Baruch College (1970).

     DAVID HUBBARD has served as Chief Technology Officer of Track and in predecessor positions for more than five years and as Chief Technology Officer of the Company since the Merger.

     DR. E. BRUCE FREDRIKSON has been a Director of the Company since June 1994. He is currently a professor of finance at Syracuse University School of Management where he has taught since 1966 and has previously served as chairman of the finance department. Dr. Fredrikson has a B.A. in economics from Princeton University and a M.B.A. and a Ph.D. in finance from Columbia University. He is an independent general partner of Fiduciary Capital Partners, L.P. and Fiduciary Capital Pension Partners, L.P. He is also a director of Innodata.

     TODD SOLOMON has been a Director of the Company since September 1994. Mr. Solomon has also been President and a Director of Innodata since its founding in 1988. Since August 1995, Mr. Solomon has been the Chief Executive Officer of Innodata. Mr. Solomon holds an A.B. in history and physics from Columbia University (1986).

     JACK SPIEGELMAN has been a Director of the Company since April 1996. Since February 1996 he has been a registered representative of J. W. Charles Securities, Inc. and prior thereto for more than five years was a registered representative of Fahnestock & Company, Inc. Mr. Spiegelman holds a B.A. in economics from Brooklyn College (1963).

     First Hanover Securities, Inc., the underwriter of the Company's initial public offering, is entitled to designate one member of the Board of Directors for five years ending August 10, 1999. To date no such member has been designated. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers serve at the discretion of the Board. There are no family relationships among directors or officers.


MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held seven meetings during the year ended December 31, 1995. Each director attended at least 75% of all of the meetings of the Board of Directors held during the period in 1995 such person served as director.

     The Company's Audit Committee is comprised of Dr. Fredrikson and Mr. Spiegelman. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee did not meet separately during 1995. The Board of Directors does not have a Compensation or Nominating Committee. The Board of Directors has designated Messrs. Fredrikson and Spiegelman to serve as administrators of the Company's 1995 Stock Option Plan.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     All reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 1995 were filed on a timely basis.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company or its predecessors for services to it during the three fiscal years ended December 31, 1995 to the Company's Chief Executive Officer and to the executive officers whose aggregate cash and cash equivalent compensation exceeded $100,000.

                          SUMMARY COMPENSATION TABLE
                                                           NUMBER OF
                     FISCAL  ANNUAL                        STOCK OPTIONS
NAME AND POSITION    YEAR    SALARY    BONUS    TOTAL      AWARDED
- ------------------   ------  --------  -------  --------   -------------

Barry Hertz           1995   $   -     $  -     $   -        100,000(A)
Chairman, CEO         1994       -        -         -        100,000
                      1993       -        -         -           -

Alan Schnelwar        1995   $170,000  $  -     $170,000      40,000(A)
President             1994    140,000     -      140,000      40,000
                      1993    100,000   64,400   164,400        -

Howard Tenenbaum      1995   $105,000  $  -     $105,000      20,000(A)
Vice President (B)    1994    105,000     -      105,000      20,000
                      1993       -        -         -           -

(A)     Options granted in 1994 and repriced in 1995
(B)     Resigned in March 1996

     The above table does not include certain insurance and other personal benefits, the total value of which does not exceed $50,000 or 10% of such person's cash compensation.

     To date, Barry Hertz, the Company's Chief Executive Officer, has not been paid any compensation by the Company. In connection with the Merger, Mr. Hertz agreed to be compensated at an annual rate of $350,000 for 1996 and 1997.

                      OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS

                              PERCENT
                              OF TOTAL
                              OPTIONS
                              GRANTED                       POTENTIAL REALIZED
                              TO                            VALUE AT ASSUMED
                  NUMBER      EMPLOYEES                     ANNUAL RATES OF
                  OF          IN                            STOCK APPRECIATION
                  OPTIONS     FISCAL  EXERCISE  EXPIRATION  FOR OPTION TERM
NAME              GRANTED     YEAR    PRICE     DATE          5%       10%
- ----------------  ----------  ------  --------  ----------  ------------------
Barry Hertz       100,000(A)    -     $3.00        4/99     $83,000  $183,000

Alan Schnelwar     40,000(A)    -     $3.00        4/99     $33,200  $ 73,200

Howard Tenenbaum   20,000(A)    -     $3.00        4/99     $16,600  $ 36,600


 (A)     Options repriced during 1995, granted in 1994

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR;
                        FISCAL YEAR END OPTION VALUES

                               NUMBER OF
                               UNEXERCISED        VALUE OF  UNEXERCISED
                               OPTIONS AT FISCAL  IN-THE-MONEY OPTIONS
                  SHARES       YEAR END           AT FISCAL YEAR END
                  ACQUIRED ON  EXERCISABLE/       EXERCISABLE/
NAME              EXERCISE     UNEXERCISABLE      UNEXERCISABLE
- ----------------  -----------  -----------------  ----------------------

Barry Hertz            -         33,333/66,667      $141,665/$283,335

Alan Schnelwar         -         13,333/26,667      $56,665/$113,335

Howard Tenenbaum       -          6,666/13,334      $28,331/$56,670

There are no employment agreements, stock appreciation rights or long-term incentive plans.

DIRECTORS COMPENSATION

     Dr. E. Bruce Fredrikson and Mr. Spiegelman are compensated at the rate of $1,000 per month, plus out-of-pocket expenses for each meeting attended. No other director is compensated for his services as director.

     Messrs. Fredrikson and Spiegelman will each receive options to purchase 5,000 shares annually under the 1995 Disinterested Directors' Stock Option Plan as compensation for their services as administrators of the 1995 Stock Option Plan.

REPRICING OF OPTIONS

     The Board believes that stock options are an important component of executive compensation. These options usually vest over three years and expire after five years. The value of the stock options is directly tied to the value of a share of the Company's common stock. In view of the Company's accomplishments in 1994, including the successful spinoff of Dial/Data and Track OnLine services and integration with the InfoVest services, the growth in revenues during 1994 and continuing in 1995 and the acquisition of AIQ, the Global Board deemed it appropriate to reward management. As the market price of the Company's common stock declined, to provide further incentive to management and employees and to stimulate their efforts on behalf of the Company, it was determined to reprice existing options. Accordingly, options outstanding for Mr. Hertz and all other officers and directors were repriced by reducing the exercise price by $2.00 which the Board believes is a meaningful amount, while not fully reduced to the then current market price of $2.875.

                               OPTION REPRICING

                                                                    LENGTH OF
                                       MARKET                       ORIGINAL
                                       PRICE                        OPTION
                           NUMBER OF   OF       EXERCISE            TERM
                           SECURITIES  STOCK    PRICE               REMAINING
                           UNDERLYING  AT TIME  AT TIME   NEW       AT DATE
                           OPTIONS    OF RE-    OF RE-    EXERCISE  OF
NAME               DATE    REPRICED   PRICING   PRICING   PRICE     REPRICING
- ----------------  -------  ----------  -------  --------  --------  ----------

Barry Hertz       5/16/95   100,000    $2-7/8    $5.00     $3.00     4 years

Alan Schnelwar    5/16/95    40,000    $2-7/8    $5.00     $3.00     4 years

Howard Tenenbaum  5/16/95    20,000    $2-7/8    $5.00     $3.00     4 years


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the Company's fiscal year ended December 31, 1995, Messrs. Hertz, Mackof, Stern, Schnelwar and Kaye were officers of the Company and were members of the Board of Directors (there is no compensation committee). Mr. Hertz is Chairman of Innodata Corporation and Mr. Solomon, a director of the Company, is President and a director of Innodata Corporation. Mr. Kaye is chief financial officer and a director of Innodata Corporation. Messrs. Mackof and Stern are also directors of Innodata Corporation.

BOARD REPORT ON EXECUTIVE COMPENSATION

     The following is the Board's compensation policy: The Board of Directors (the "Board") is responsible for determining the annual salary, short-term and long-term incentive compensation, stock awards and other compensation of the executive officers. In its deliberations regarding compensation of executive officers for 1995 and thereafter, the Board considered the following factors:
(a) Company performance, both separately and in relation to similar companies,
(b) the individual performance of each executive officer, (c) compensation and stock award information disclosed in the proxy statements of other companies,
(d) historical compensation levels and stock awards at the Company, (e) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent and (f) the recommendations of management.

STOCK OPTION PLANS

     The Company adopted, with stockholder approval, the 1994 and 1995 Stock Option Plans (the "1994 Plan," "1995 Plan" and the "1995 DD Plan") which provide for the granting of options to purchase not more than an aggregate of 300,000, 500,000 and 50,000 shares of common stock, respectively, subject to adjustment under certain circumstances. Such options may be incentive stock options ("ISOs") within the meaning of the Internal Revenue Code of 1986, as amended, or options that do not qualify as ISOs ("Non-Qualified Options"). The 1995 Plan is intended to meet the qualifying requirements of Rule 16b-3 in effect at the time the Plan was adopted and, accordingly, is administered by disinterested directors as defined in Rule 16b-3. The 1995 DD Plan is solely
for  the  disinterested  directors  who  administer  the  1995  Plan.    Each
administrator presently receives 5,000 options per annum.

     The option exercise price per share for a Non-Qualified Option may not be less than 85% of the fair market value per share of common stock on the date of grant and for an ISO may not be less than the fair market value per share of common stock on the date of grant (110% of such fair market value for an ISO, if the grantee owns stock possessing more than 10% of the combined voting power of all classes of the Company's stock). Options may be granted under the Stock Option Plan to all officers, directors and employees of the Company and, in addition, Non-Qualified Options may be granted to other parties who perform services for the Company. No options may be granted under the 1994 Plan after March 31, 2004 and under the 1995 Plan and 1995 DD Plan, after May 15, 2005.

     The Stock Option Plans may be amended from time to time by the Board of Directors of the Company. However, the Board of Directors may not, without stockholder approval, amend the Stock Option Plans to increase the number of shares of common stock which may be issued under the Stock Option Plans (except upon changes in capitalization as specified in the Stock Option
Plans), decrease the minimum exercise price provided in the Plans or change the class of persons eligible to participate in the Plans.

     The following is a summary of stock option transactions:

                                                              PRICE PER
                                                    SHARES    SHARE
                                                    --------  -------------
1994
   Options granted and balance December 31, 1994    488,750   $4.75-$5.0625

1995
   Options cancelled                                (44,334)  $        5.00
   Repriced options*                                444,416   $3.00-$5.0625
   Options granted                                   75,000   $  5.00-$6.00

   Balance December 31, 1995                        519,416   $  3.00-$6.00

Options exercisable - December 31, 1995             239,746   $  3.00-$6.00

Options becoming exercisable during year ending
   December 31,
          1996                                      133,997   $3.00-$5.0625
          1997                                      124,005   $3.00-$5.0625
          1998                                       21,668   $5.00




* In May 1995, the Company reduced the exercise price for a majority of option holders to $3.00 per share, the market price at date of adjustment.

The options have a term of five years. No options have been exercised to date. The above table includes options to purchase 225,000 shares which were not granted pursuant to any plan, but contain the same conditions as those provided in the Plans.


                        STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return (assuming reinvestment of dividends) of an investment of $100 in Track Data Corporation on August 11, 1994 (initial public offering date) through its fiscal years ended December 31, 1994 and 1995 to the Nasdaq Market Index and the Industry Index for SIC Code 7375, Information Retrieval Services.

                                   (GRAPH)

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1995 Track made cash advances to Mr. Hertz, without interest, and to three real estate partnerships owned by Mr. Hertz and members of his family, with interest at 6% per annum. The loans were unsecured and totaled approximately $873,000 in the aggregate. These amounts were transferred to Mr. Hertz in partial satisfaction of a dividend declared prior to the Merger in accordance with the terms of the Merger Agreement. TDC guarantees mortgages on two real estate partnerships owned by Mr. Hertz and members of his family. At December 31, 1995, such mortgages provided for interest at 10% per annum and had balances of $2,048,000 due May 2000 and $1,083,000 due June 1998. Track also made cash advances with interest principally at 1% over prime (9.25% at December 31, 1995) and performed certain services for Newsware, Inc., a company in the business of delivering and processing real-time news, which is controlled by Mr. Hertz and Morton Mackof, President of TDC. Newsware has incurred losses since its inception. TDC provides facilities management and other services to Newsware. Track provided such services to Newsware without charge in 1995. Such services have an estimated value of $100,000. The cash advances made by Track were approximately $185,000 during 1995. At December 31, 1995, Newsware was indebted to Track for approximately $633,000, including accrued interest. The advances made in 1995 and an additional $315,000 in 1996 were made pursuant to a note due December 1997, bearing interest at 9%, which is convertible to a 25% common stock interest in Newsware.


               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                     ACCOUNTING AND FINANCIAL DISCLOSURE

     Deloitte & Touche LLP ("D&T") was the principal auditor of the Company from its inception through the December 31, 1993 fiscal year. During this period, D&T also served as the principal auditor for Track Data Corporation ("Track"), the Company's principal stockholder prior to the Merger. In August, 1994, Track dismissed D&T as its principal auditor. On September 9, 1994, D&T resigned as principal auditor of the Company. D&T orally advised the Company that it was declining to audit the Company unless D&T were the principal auditor for Track.

     D&T's reports on the financial statements of the Company for the two years ended December 31, 1993 contained no adverse opinion, disclaimer of opinion, modification, or qualification. During the two years ended December 31, 1993 and the six months ended June 30, 1994, there were no disagreements with D&T on any matter of accounting principles and practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     On January 10, 1995, the Company elected Grant Thornton LLP as its auditors for the fiscal year ended December 31, 1994.


         ITEM II.   APPROVAL OF THE COMPANY'S 1996 STOCK OPTION PLAN

     The Board of Directors has determined that the Company should adopt a new Stock Option Plan in order to make options available to employees, officers, directors and others who render services to the Company. Accordingly, the Board has adopted the 1996 Stock Option Plan (the "1996 Plan") which is to be administered by the Board of Directors of the Company. The Board recommends to the stockholders that the 1996 Plan be approved.

SUMMARY OF THE 1996 STOCK OPTION PLAN

     The  purpose  of  the  Plan  is  to  provide  additional incentive to the officers, employees, and others who render services to the Company, who are responsible for the management and growth of the Company, or otherwise contribute to the conduct and direction of its business, operations and affairs. It is intended that Options granted under the Plan strengthen the desire of such persons to join and remain in the employ of the Company and stimulate their efforts on behalf of the Company.

     The Company may grant to its officers, key employees and others who render services to the Company, options ("Options") to purchase up to 800,000 shares of the Company's Common Stock, subject to adjustment under certain circumstances, at a price which may not be less than the fair market value per share on the date of the granting of the Option. The closing price of the Common Stock on September 4, 1996 was $1 .

     Payment of the exercise price shall be made in cash, or, with the consent of the Board of Directors, in whole or in part, in shares of Common Stock or with a full recourse interest bearing promissory note of the Optionee secured by a pledge of the shares received upon exercise of such Option. If an Option granted under the 1996 Plan shall expire, terminate or be cancelled for any reason without being exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the 1996 Plan.
 Options may be granted in the form of incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, or options which do not qualify for treatment as incentive stock options.

     The 1996 Plan will be administered by the Board of Directors or a committee (the "Committee") appointed by the Board of Directors. The Board of Directors determine the persons who are to be granted Options and the number and terms of such Options based upon the contribution of such persons to the management and growth of the Company. The 1996 Plan contains no preset criteria determining the identity or amount of Options to be granted to any person or group of persons. Therefore, no determinations can be made at the present time as to the benefits or amounts that will be or would have been issued to any specific person or groups of persons under the 1996 Plan. No Option may be exercised after the expiration of 10 years from the date of the grant. No Option may be granted under the 1996 Plan after July 8, 2006.

     Incentive stock options are subject to the following limitations: (i) The aggregate fair market value (determined at the time an option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company, its parent or subsidiary) shall not exceed $100,000, and (ii) if the individual to whom the incentive stock options were granted is considered as owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, then (A) the option price at the time of grant may not be less than 110% of the fair market value per share for such Common Stock and (B) the option period must be no more than five years from the date of grant.

     The Board of Directors shall determine for each Option the extent, if any, to which such Option shall be exercisable in the event of the termination of an Optionee's employment with or rendering of services to the Company. However, any such Option which is an ISO shall in all events lapse unless exercised by the Optionee within a sixty-day (60) period, or if termination is by reason of death, within the twelve month period after such termination, and then only if and to the extent that such Option was exercisable at the date of termination of employment.

     The Board of Directors may, at any time, alter, suspend or terminate the 1996 Plan, except that the Board of Directors may not, without further approval of the stockholders, (1) increase the maximum number of shares for which Options may be granted under the 1996 Plan, (2) decrease the minimum purchase price for shares of Common Stock to be issued upon exercise of Options or (3) change the class of persons eligible to receive Options. Except in limited circumstances, the Board of Directors may not make any change which would have a material adverse affect upon any Option previously granted unless the consent of the Optionee is obtained. No person may be divested of ownership of shares already issued under the 1996 Plan.

     The foregoing summary of the 1996 Plan is qualified in its entirety by, and reference is hereby made to, the 1996 Plan, a copy of which is attached hereto as Exhibit A.

     The grant or exercise of an incentive stock option will not generally cause recognition of income by the Optionee; however, the amount by which the fair market value of a share of Common Stock at the time of exercise of an incentive stock option exceeds the option price, is a "tax preference item" for purposes of the alternative minimum tax. In the event of a sale of the shares received upon exercise of an incentive stock option more than two years from the date of grant and more than one year from the date of exercise, any appreciation of the shares received above the exercise price should qualify as long-term capital gain. However, if shares of Common Stock acquired pursuant to the exercise of an incentive stock option are sold by the Optionee before the completion of such holding periods so much of the gain as does not exceed the difference between the option price and the lesser of the fair market value of the shares at the date of exercise or the fair market value at the date of disposition will be taxable as ordinary income for the taxable year in which the sale occurs. Any additional gain realized on the sale should qualify as a capital gain.

     The grant of an Option that is not an incentive stock option (a "non-qualified option") should not result in recognition of income by the Optionee. Upon exercise of a non-qualified option, the excess of the fair market value of the shares at the exercise date over the option price should be considered compensation taxable as ordinary income. In the event of a sale of the shares, any appreciation after the date of the exercise should qualify as capital gain.

     In connection with incentive stock options and non-qualified options, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the employee provided any Federal income tax withholding requirements are satisfied.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                THAT YOU VOTE FOR THE 1996 STOCK OPTION PLAN


        ITEM III.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval by the stockholders, the Board of Directors has appointed Grant Thornton LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1996. Grant Thornton LLP also served as the Company's auditors for the fiscal years ended December 31, 1995 and 1994. It is expected that a representative of Grant Thornton LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from stockholders.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR
           RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
                           AS INDEPENDENT AUDITORS


                                VOTE REQUIRED

     The  affirmative  vote  of  a  majority  of  the votes cast at the Annual
Meeting, assuming a quorum is present, is required to elect directors, to approve the adoption of the 1996 Stock Option Plan and to approve the selection of auditors. Abstentions will not be counted as affirmative votes. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of approximately 12,128,500 votes, or approximately 81.6% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

                           EXPENSE OF SOLICITATION

     The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                          PROPOSALS OF STOCKHOLDERS

     Stockholders of the Company who intend to present a proposal for action at the next Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice in writing received at the Company's principal executive offices on or before June 7, 1997 in order for such proposal to be included in the Company's Proxy Statement and form of proxy relating to such Meeting. Stockholders who wish to present a proposal for action at the next Annual Meeting are advised to contact the Company as soon as possible in order to permit the inclusion of any proposal in the Company's proxy statement.

                                OTHER MATTERS

     The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgement.


     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

New York, New York                        By Order of the Board of Directors
October 3, 1996

                                          Martin Kaye, Secretary

                                 EXHIBIT A

                            TRACK DATA CORPORATION
                            1996 STOCK OPTION PLAN

There is hereby established a 1996 Stock Option Plan (the "Plan"). The Plan provides for the grant to certain employees and others who render services to Track Data Corporation or its subsidiaries (the "Company") of options
("Options")  to  purchase  shares  of  common  stock  of  the Company ("Common
Stock").

1. Purpose: The purpose of the Plan is to provide additional incentive to the officers, employees, and others who render services to the Company, who are responsible for the management and growth of the Company, or otherwise contribute to the conduct and direction of its business, operations and affairs. It is intended that Options granted under the Plan strengthen the desire of such persons to join and remain in the employ of the Company and stimulate their efforts on behalf of the Company

2. The Stock: The aggregate number of shares of Common Stock which may be subject to Options shall not exceed 800,000. Such shares may be either authorized and unissued shares, or treasury shares. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the Plan.

3. Types of Options: Options granted under the Plan shall be in the form of (i) incentive stock options ("ISO's"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-statutory options which do not qualify under such Section ("NSO's"), or both, in the discretion of the Board of Directors or any committee appointed by the Board (each, the "Committee"). The status of each Option shall be identified in the Option Agreement.

4.   Eligibility:

     (a) ISO's may be granted to such employees (including officers and directors who are employees) of the Company as the Committee shall select from time to time.

     (b) NSO's may be granted to such employees (including officers and directors) of the Company, and to other persons who render services to the Company, as the Committee shall select from time to time.

5.   General Terms of Options:

     (a) Option Price. The price or prices per share of Common Stock to be sold pursuant to an Option (the "exercise price") shall be fixed by the Committee but shall in any case not be less than:

          (i) the fair market value per share for such Common Stock on the date of grant in the case of ISOs other than to a 10% Stockholder,

          (ii) 110% of the fair market value per share for such Common Stock on the date of grant in the case of ISOs to a 10% Stockholder, and

          (iii)the fair market value on the date of grant in the case of NSO's.

          A  "10%  Stockholder"  means an individual who within the meaning of
Section 422(b)(6) of the Code owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation.

     (b) Period of Option Vesting. The Committee shall determine for each Option the period during which such Option shall be exercisable in whole or in part, provided that no ISO to a 10% Stockholder shall be exercisable more than five years after the date of grant.

     (c) Special Rule for ISO's. The aggregate fair market value (determined at the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Company, its parent or subsidiary) shall not exceed $100,000, and any excess shall be considered an NSO.

     (d)  Effect of Termination of Employment.

          (i) The Committee shall determine for each Option the extent, if any, to which such Option shall be exercisable in the event of the termination of the Optionee's employment with or rendering of other services to the Company.

          (ii) However, any such Option which is an ISO shall in all events lapse unless exercised by the Optionee:

               (A) prior to the 60th day after the date on which employment terminated, if termination was other than by reason of death; and

               (B) within the twelve-month period next succeeding the death of the Optionee, if termination is by reason of death.

          (iii)The Committee shall have the right, at any time, and from time to time, with the consent of the Optionee, to modify the lapse date of an Option and to convert an ISO into an NSO to the extent that such modification in lapse date increases the life of the ISO beyond the dates set forth above or beyond dates otherwise permissible for an ISO.

     (e) Payment for Shares of Common Stock. Upon exercise of an Option, the Optionee shall make full payment of the Option Price:

          (i)  in cash, or,

          (ii) with the consent of the Committee and to the extent permitted by it:

               (A) with Common Stock of the Company valued at fair market value on date of exercise, but only if held by the Optionee for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company's earnings,

               (B) with a full recourse interest bearing promissory note of the Optionee, secured by a pledge of the shares of Common Stock received upon exercise of such Option, and having such other terms and conditions as determined by the Committee,

               (C) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to sell shares acquired upon exercise of the Option and promptly to deliver to the Company a portion of the proceeds thereof equal to the exercise price, or

               (D)  any combination of any of the foregoing.

     (f) Option Exercises. Options shall be exercised by submitting to the Company a signed copy of notice of exercise in a form to be supplied by the Company. The exercise of an Option shall be effective on the date on which the Company receives such notice at its principal corporate offices. The Company may cancel such exercise in the event that payment is not effected in full, subject to the terms of Section 5(e) above.

     (g) Non-Transferability of Option. No Option shall be transferable by the Optionee or otherwise than by will or by the laws of descent and distribution. During the Optionee's lifetime, such Option shall be exercisable only by such Optionee. If an Optionee should die while in the employ of the Company, the Option theretofore granted to the Optionee, to the extent then otherwise exercisable, shall be exercisable only by the estate of the Optionee or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee. Notwithstanding the foregoing, if so provided in an agreement between the Company and the Optionee, an Optionee may transfer his or her Options to immediate family members or trusts for their benefit or partnerships in which immediate family members are the only partners, without consideration, and subject to the same terms and conditions as were applicable to the Options immediately prior to their transfer.

6.   Other Plan Terms:

     (a) Number of Options which may be Granted to, and Number of Shares of Common Stock which may be Acquired by Employees.

          (i) The Committee may grant more than one Option to an individual, and, subject to the requirements of Section 422 of the Code, with respect to ISOs, such Option may be in addition to, in tandem with, or in substitution for, Options previously granted under the Plan or of another corporation and assumed by the Company.

          (ii) The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or otherwise to be conditioned upon the granting to the employee of a new Option for the same or a different number of shares of Common Stock as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such employee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

     (b) Period of Grant of Options. Options may be granted at any time under the Plan, provided that Options which are granted before the Plan has been approved by the stockholders of the Company shall be exercisable only after the Plan is approved by such stockholders. However, no Option shall be granted under the Plan after July 8, 2006.

     (c)  Effect  of  Change  in  Common  Stock.    In  the  event  of  a
reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any change in the corporate structure or shares of Common Stock of the Company, pursuant to any of which events the then outstanding shares of the common stock are split up or combined or changed into, become exchangeable at the holder's election for, or entitle the holder thereof to other shares of common stock, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may change the number and kind of shares of Common Stock available under the Plan and any outstanding Option (including substitution of shares of common stock of another corporation) and the price of any Option and the fair market value determined under this Plan in such manner as it shall deem equitable in its sole discretion.

     (d) Optionees not Stockholders. An Optionee or a legal representative thereof shall have none of the rights of a stockholder with respect to shares of Common Stock subject to Options until such shares shall be issued or transferred upon exercise of the Option.

7. Option Agreement: The Company shall effect the grant of Options under the Plan, in accordance with determinations made by the Committee, by execution of instruments in writing in a form approved by the Committee. Each Option shall contain such terms and conditions (which need not be the same for all Options, whether granted at the same time or at different times) as the Committee shall deem to be appropriate and not inconsistent with the provisions of the Plan, and such terms and conditions shall be agreed to in writing by the Optionee.

8.   Certain Definitions:

     (a)  Fair  Market  Value.    As used in the Plan, the term "fair market
value" shall mean as of any date:

          (i) if the Common Stock is not traded on any over-the-counter market or on a national securities exchange, the value determined by the Committee using the best available facts and circumstances,

          (ii) if the Common Stock is traded in the over-the-counter market, based on most recent closing prices for the Common Stock on the date the calculation thereof shall be made, or

          (iii)if the Common Stock is listed on a national securities exchange, based on the most recent closing prices for the Common Stock of the Company on such exchange.

     (b) Subsidiary and Parent. The term "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in Sections 424(f) and (e) of the Internal Revenue Code.

9. Not an Employment Contract: Nothing in the Plan or in any Option or stock option agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time.

10.  Withholding Taxes:

     (a) Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may, in its sole discretion from time to time, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     (b) In the case of shares of Common Stock that an Optionee receives pursuant to his exercise of an Option which is an ISO, if such Optionee disposes of such shares of Common Stock within two years from the date of the granting of the ISO or within one year after the transfer of such shares of Common Stock to him, the Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to such Optionee, amounts sufficient to satisfy any withholding tax obligation attributable to such disposition.

     (c) In the case of a disposition described in Section (b), the Optionee shall give written notice to the Company of such disposition within 30 days following the disposition, which notice shall include such information as the Company may reasonably request to effectuate the provisions hereof.

11.  Agreements and Representations of Optionees:

     As a condition to the exercise of an Option, unless counsel to the Company opines that it is not necessary under the Securities Act of 1933, as amended, and the pertinent rules thereunder, as the same are then in effect, the Optionee shall represent in writing that the shares of Common Stock being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such shares of Common Stock to sell or otherwise dispose of the same.

12.  Administration of the Plan:

     (a) The Plan shall be administered by the Board of Directors or a Committee of the Board of Directors of the Company (the "Committee") consisting of not less than two Directors.

     (b) Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options, the times when they shall receive them and the number of shares of Common Stock to be subject to each Option, and other terms relating to the grant of Options.

     (c) Subject to the express provisions of the Plan, the Committee shall have authority to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and, as specified in this Plan, the fair market value of the common stock, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Section 12 shall be conclusive.

     (d) The Committee may, in its sole discretion, and subject to such terms and conditions as it may adopt, accelerate the date or dates on which some or all outstanding Options may be exercised.

     (e) The Committee may require that any Option Shares issued be legended as necessary to comply with applicable federal and state securities laws.

13.  Amendment and Discontinuance of the Plan:

     (a) The Board of Directors of the Company may at any time alter, suspend or terminate the Plan, but no change shall be made which will have a material adverse effect upon any Option previously granted, unless the consent of the Optionee is obtained; provided, however, that the Board of Directors may not without further approval of the stockholders, (i) increase the maximum number of shares of Common Stock for which Options may be granted under the Plan or which may be purchased by an individual Optionee, (ii) decrease the minimum option price provided in the Plan, or (iii) change the class of persons eligible to receive Options.

     (b) The Company intends that Options designated by the Committee as ISO's shall constitute ISOs under Section 422 of the Code. Should any provision in this Plan for ISO's not be necessary in order to so comply or should any additional provisions be required, the Board of Directors of the Company may amend the Plan accordingly without the necessity of obtaining the approval of the stockholders of the Company.

14. Other Conditions: If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, and the Company shall not be required to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options under the Plan, and the right to exercise any such Option may be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

     At the time of any grant or exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making certain representations to the Company and the satisfaction of the Company with the correctness of such representations.

15. Approval; Effective Date; Governing Law: The Plan was adopted by the Board of Directors on July 8, 1996 and is to be submitted to stockholders for their approval at the first meeting of stockholders following such date. The Plan shall terminate if not approved by stockholders. The Plan shall be interpreted in accordance with the internal laws of the State of New York.